DATED	1st January 2011

(1) BELGIAN VOLITION S.A.

- and -

(2) BORLAUG LTD

___________________________________________

CONSULTANCY AGREEMENT

___________________________________________

Contents

1.

Interpretation

1

2.

Term of engagement

2

3.

Duties

2

4.

Fees

3

5.

Expenses

3

6.

Bonus

3

7.

Other activities

3

8.

Confidential information and Company property

4

9.

Termination

4

10.

Obligations upon termination

5

11.

Status

5

12.

Intellectual Property Ownership

6

13.

Notices

7

14.

Entire agreement

6

15.

Variation

8

16.

Counterparts

8

17.

Third party rights

6

18.

Governing law and jurisdiction

7

T H I S  AGREEMENT is made the 1st day of January, 2011

B E T W E E N:

(1)

BELGIAN VOLITION S.A. incorporated and registered in Belgium with company number 0891.006.861 whose registered office is at 87 ru de Namur, 6041 Gosselies, Belgium (“Volition”); and

(2)

BORLAUG LTD incorporated and registered in England and Wales with company number 07481797 whose registered office is at 33 Chevening Road, London SE19 3TE, UK (“Borlaug”)

IT IS HEREBY AGREED as follows:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this agreement (unless the context requires otherwise).

“Board”	means the board of directors of Volition (including any committee of the board duly appointed by it);
“Commencement Date”	means 01 January 2011;
“Company Property”

means all documents, books, manuals, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of Volition or any Group Company or its or their customers and business contacts, and any equipment, keys, hardware or software provided for Borlaug or the Individual's use by Volition during the Engagement, and any data or documents (including copies) produced, maintained or stored by Borlaug or the Individual on the computer systems or other electronic equipment of Volition, Borlaug or the Individual during the Engagement.

“Confidential Information”

means information in whatever form (including without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, customers, products, affairs and finances of Volition or any Group Company for the time being confidential to Volition or any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of Volition or any Group Company or any of its or their suppliers, customers, agents, distributors, shareholders, management or business contracts, and including (but not limited to) information that the Individual creates, develops, receives or obtains in connection with his Engagement, whether or not such information (if in anything other than oral form) is marked confidential.

“Engagement”	means the engagement of Borlaug by Volition on the terms of this agreement;
“Group” or “Group Company”	means Volition, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time;
“Individual”	means Jake Micallef or such other person agreed by the parties;

“Pre-Contractual Statement”

means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Engagement other than as expressly set out in this agreement or any documents referred to in it;

“Services”	means the services as set out in Schedule 1 and as otherwise as directed by the Board;
“Subsidiary and Holding Company”	means in relation to a company mean "subsidiary" and "holding company" as defined in section 1159 of the Companies Act 2006;
“Termination Date”	means the date of termination of this agreement howsoever arising;

1.2

The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5

Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

2.

Term of engagement

2.1

Volition shall engage Borlaug and Borlaug shall make available to Volition the Individual to provide the Services on the terms of this agreement.

2.2

The Engagement shall commence on the Commencement Date and shall continue unless and until terminated:

1.

as provided by the terms of this agreement; or

2.

by either party giving to the other not less than four weeks' prior written notice.

3.

Duties

3.1

During the Engagement Borlaug shall procure that the Individual shall:

1.

provide the Services with all due care, skill and ability and use his reasonable endeavours to promote the interests of Volition and any Group Company;

2.

unless the Individual is prevented by ill health or accident, devote four days a week  to the carrying out of the Services; and

3.

promptly give to the Board all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of Volition or any Group Company.

3.2

If the Individual is unable to provide the Services due to illness or injury Borlaug shall advise Volition of that fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.

3.3

Borlaug shall use its reasonable endeavours to ensure that the Individual is available on reasonable notice to provide such assistance or information as Volition may require.

3.4

Unless it or he has been specifically authorised to do so by Volition in writing:

1.

neither Borlaug nor the Individual shall have any authority to incur any expenditure in the name of or for the account of Volition; and

2.

Borlaug shall not, and shall procure that the Individual shall not, hold itself out as having authority to bind Volition.

3.5

Borlaug shall procure that the Individual shall comply with all reasonable standards of safety and comply with Volition's health and safety procedures from time to time in force at the premises where the Services are provided and report to Volition any unsafe working conditions or practices.

4.

Fees

4.1

Volition shall pay Borlaug a fee of £5,467.00 (five thousand four hundred and sixty seven pounds sterling) per month exclusive of VAT. This amount will be payable monthly in arrears by payment directly into a nominated bank account.

4.2

On the last working day of each month during the Engagement Borlaug shall submit to Volition an invoice which gives details of the days which the Individual has worked, the Services provided and the amount of the fee payable (plus VAT, if applicable) for the Services during that month.

4.3

Borlaug and the Individual shall be fully responsible for the payment of all relevant taxes in relation to the Service Fee as detailed in clause 11.

4.4

Payment in full or in part of the fees claimed under clause 4 or any expenses claimed under clause 5 shall be without prejudice to any claims or rights of Volition or any Group Company against Borlaug or the Individual in respect of the provision of the Services.

5.

Expenses

5.1

Volition shall reimburse all reasonable expenses properly and necessarily incurred by Borlaug or the Individual in the course of the Engagement, subject to production of receipts or other appropriate evidence of payment.

5.2

In claiming expenses Borlaug or the Individual shall comply with Volition’s Travel and Expenses Policy or any other Expenses Policies implemented by Volition (as amended from time to time) a copy of which will be provided.

6.

Bonus

6.1

Borlaug will be entitled to an option package to be decided by the Board of Singapore Volition Pte Limited (“SVol”) in consultation with the Company in their absolute discretion, to be applied in accordance with the directions of Borlaug following the admission of SVol’s shares to a recognised exchange upon the listing, merger or reverse takeover of the Volition.

7.

Other activities

Nothing in this agreement shall prevent Borlaug or the Individual from being engaged, concerned or having any financial interest in any capacity in any other business, trade, profession or occupation during the Engagement. However, Borlaug or the Individual may not be involved in any capacity with a business which does or could compete with the business of the Company without the prior written consent of the Board

8.

Confidential information and Company property

8.1

Borlaug acknowledges that in the course of the Engagement it and the Individual will have access to Confidential Information. Borlaug has therefore agreed to accept the restrictions in this clause 8.

8.2

Borlaug shall not, and shall procure that the Individual shall not (except in the proper course of its or his duties), either during the Engagement or at any time after the Termination Date, use or disclose to any third party (and shall use its reasonable endeavours to prevent the publication and disclosure of) any Confidential Information. This restriction does not apply to:

1.

any use or disclosure authorised by Volition or required by law; or

2.

any information which is already in, or comes into, the public domain otherwise than through Borlaug's or the Individual's unauthorised disclosure.

8.3

At any stage during the Engagement, Borlaug will promptly upon request return to Volition all and any Company Property in its or the Individual's possession.

9.

Termination

9.1

Notwithstanding the provisions of clause 2.2, Volition may terminate the Engagement with immediate effect without notice and without any liability to make any further payment to Borlaug (other than in respect of amounts accrued prior to the Termination Date) if at any time:

1.

Borlaug or the Individual commits any gross misconduct affecting the business of Volition or any Group Company;

2.

Borlaug or the Individual commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of Volition;

3.

the Individual is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or

4.

Borlaug or the Individual is, in the reasonable opinion of the Board, negligent or incompetent in the performance of the Services;

5.

the Individual is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under the County Court Act 1984;

6.

Borlaug makes a resolution for its winding up, makes an arrangement or composition with its creditors or makes an application to a court of competent jurisdiction for protection from its creditors or an administration or winding-up order is made or an administrator or receiver is appointed in relation to Borlaug;

7.

Borlaug or the Individual commits any fraud or dishonesty or acts in any manner which in the opinion of Volition brings or is likely to bring the Individual, Borlaug or Volition or any Group Company into disrepute or is materially adverse to the interests of Volition or any Group Company.

9.2

The rights of Volition under clause 9.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this agreement on the part of Borlaug as having brought the agreement to an end. Any delay by Volition in exercising its rights to terminate shall not constitute a waiver thereof.

10.

Obligations upon termination

On the Termination Date Borlaug shall, and shall procure that the Individual shall:

1.

immediately deliver to Volition all Company Property which is in its or his possession or under its or his control; and

2.

delete any information relating to the business of Volition or any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under its or his control outside the premises of Volition.

11.

Status

11.1

The relationship of Borlaug (and the Individual) to Volition will be that of independent contractor and nothing in this agreement shall render it (nor the Individual) an employee, worker, agent or partner of Volition and Borlaug shall not hold itself out as such and shall procure that the Individual shall not hold himself out as such.

11.2

This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly Borlaug shall be fully responsible for and shall indemnify Volition for and in respect of:

1.

any income tax, national insurance and social security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services or any payment or benefit received by the Individual in respect of the Services, where such recovery is not prohibited by law. Borlaug shall further indemnify Volition against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by Volition in connection with or in consequence of any such liability, deduction, contribution, assessment or claim other than where the latter arise out of Volition's negligence or wilful default;

2.

any liability arising from any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Individual against Volition arising out of or in connection with the provision of the Services.

12.

Intellectual Property Ownership

12.1

Borlaug and Volition shall retain all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property that was owned by such party prior to the date of this Agreement and no license grant or assignment, express or implied, is intended by, or shall be inferred from this Agreement.

12.2

All rights to any inventions and discoveries, know-how, trade-secrets and all intellectual property rights inherent thereto (“Inventions”), whether patentable or not, conceived by Borlaug , or any third party who assists in performing the Services, whether jointly or solely with others in connection with the Services, arising out of the performance of any obligations under this Agreement (“Client Invention”) shall vest and reside with Volition.   Borlaug without any additional consideration shall cause each inventor of the same to promptly take any actions deemed necessary by Volition to assign and transfer any and all such rights to Client Inventions to Volition and permit Volition to record, perfect and maintain such rights.

12.3

Borlaug warrants that it has enforceable written agreements or policies with all of its employees who receive Volition’s confidential information under this Agreement assigning to Borlaug ownership of all Inventions created in the course of their employment.

12.4

All data generated or arising from the performance of the Services shall be the exclusive property of Volition.

13.

Notices

13.1

Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered office for the time being or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

1.

if delivered personally, at the time of delivery;

2.

in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

3.

in the case of fax, at the time of transmission.

13.2

In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number of the relevant party.

14.

Entire agreement

Each party on behalf of itself and (in the case of Volition, as agent for any Group Companies) acknowledges and agrees with the other party (Volition acting on behalf of itself and as agent for each Group Company) that:

1.

this agreement constitutes the entire agreement and understanding between Borlaug and Volition and any Group Company and supersedes any previous agreement between them relating to the Engagement (which shall be deemed to have been terminated by mutual consent);

2.

in entering into this agreement neither party nor any Group Company has relied on any Pre-Contractual Statement; and

3.

the only remedy available to it or arising out of or in connection with any Pre-Contractual Statement shall be for breach of contract. Nothing in this agreement shall, however, operate to limit or exclude any liability for fraud.

15.

Variation

No variation of this agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

16.

Counterparts

This agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

17.

Third party rights

17.1

A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

17.2

The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement is not subject to the consent of any person that is not a party to this agreement.

18.

Governing law and jurisdiction

18.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

18.2

The parties irrevocably agree that the courts of England and Wales shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

THIS AGREEMENT has been executed and delivered by or on behalf of Volition and Borlaug on the date at the top of page 1

Executed by BELGIAN VOLITION SA acting by a director and a director or its secretary	/ s/ Patrick Rousseau Patrick Rousseau /s/ Rodney Rootsaert Rodney Rootsaert

Executed by BORLAUG LTD acting by a director	/s/ Jake Micallef Jake Micallef

SCHEDULE 1

SERVICES

1.

Borlaug will manage Volition’s Intellectual Property portfolio and in particular will manage prosecution of Volition’s “Method for determining chromatin structure”, “Detection of histone modifications in cell-free nucleosomes” and “Diagnostic method for predicting the risk of cancer recurrence based on Histone macro H2A isoforms” patent families. Borlaug will also file new patent families as required by Volition an the Volition group.

2.

Borlaug will provide Project Management for Volition’s diagnostic development programmes and provide summary project reports and financial projections.

3.

Borlaug will identify and pursue business development opportunities, partnerships, joint ventures and collaborations for Volition and the Volition group.

1